UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Solectron Corporation

(Exact name of Registrant as specified in its charter)

Delaware	94-2447045

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

777 Gibraltar Drive
Milpitas, California 95035

(Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: 333-34494

Securities to be registered pursuant to Section 12(b) of the Act:

Adjustable Conversion-Rate Equity Security Units
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered

         The class of securities to be registered hereunder are Adjustable Conversion-Rate Equity Security Units (“ACES”) of Solectron Corporation (the “Registrant”). For a description of the ACES, reference is made to the Registration Statement on Form S-3 (Registration No. 333-64454) filed with the Securities and Exchange Commission on July 2, 2001 by Solectron Corporation, Amendment No. 1 of Form S-3 (Registration No. 333-64454) filed with the Securities and Exchange Commission on August 6, 2001, and Amendment No. 2 of Form S-3 (Registration No. 333-64454) filed with the Securities and Exchange Commission on August 28, 2001 (the “Registration Statement”), and the Preliminary Prospectus Supplement, dated December 18, 2001, which specifically describes the ACES, which was filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and supplements the Prospectus that is included in and forms a part of the Registration Statement, which description is incorporated herein by reference. Definitive copies of the Prospectus Supplement describing the ACES will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A.

Item 2. Exhibits

         The ACES of the Registrant are to be registered on the New York Stock Exchange, on which Common Stock, $.001 par value, of the Registrant is also registered. The following exhibits required in accordance with Part II to the instructions as to exhibits on Form 8-A have been filed with the New York Stock Exchange:

1.	Restated Certificate of Incorporation, as amended (incorporated by reference from Exhibit 3.1 filed with Registrant’s Form 10-Q for quarter ended February 28, 2001, Exhibit 3.1 filed with Registrant’s Form 10-Q for quarter ended February 25, 2000, Exhibit 3.1 filed with Registrant’s Form 10-Q for quarter ended February 26, 1999.

2.	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock (incorporated by reference from Exhibit 3.3 filed with Registrant’s Annual Report on Form 10-K for fiscal year ended August 31, 2001).

3.	Bylaws, as amended (incorporated by reference from Exhibit 3.2 filed with Registrant’s Form 10-Q for quarter ended February 26, 1999) and Exhibit 3.2 of Registrant’s Annual Report on Form 10-K for fiscal year ended August 31, 1997.

4.	Preferred Stock Rights Agreement, dated June 29, 2001, between the Registrant and Fleet National Bank, as Rights Agent (incorporated by reference from Exhibit 4.1 of Registrant’s Registration Statement on Form 8-A (Registration Statement No. 001-11098) filed with the Securities and Exchange Commission on July 13, 2001), and Exhibit 4.2 to Amendment No. 1 of Form 8-A (Registration Statement No. 001-11098) filed with the Securities and Exchange Commission on December 4, 2001.

5.	Registration Statement on Form S-3 (Registration No. 333-64454) filed with the Securities and Exchange Commission on July 2, 2001 by Solectron Corporation, Amendment No. 1 of Form S-3 (Registration No. 333-64454) filed with the Securities and Exchange Commission on August 6, 2001, and Amendment No. 2 of Form S-3 (Registration No. 333-64454) filed with the Securities and Exchange Commission on August 28, 2001 are incorporated herein by reference.

6.	Form of Indenture, between the Registrant and State Street Bank and Trust Company of California, N.A. (incorporated by reference from Exhibit 4.1 on Registrant’s Registration Statement on Form S-3 (Registration No. 333-64454) filed with the Securities and Exchange Commission on July 2, 2001).

*	To be filed by amendment.

SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 18, 2001

Solectron Corporation

	By:	/s/ Robert Aeschliman

Robert Aeschliman, Assistant

Secretary